As filed with the Securities and Exchange Commission on December 31, 2009
Registration No.  -____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

QNB CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2318082 (I.R.S. Employer Identification No.)

15 North Third Street, Quakertown, Pennsylvania 18951, (215) 538-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Thomas J. Bisko
President and Chief Executive Officer
QNB Corp.
15 North Third Street, Quakertown, Pennsylvania 18951, (215) 538-5600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David W. Swartz, Esquire
Stevens & Lee, P.C.
111 North Sixth Street
Reading, Pennsylvania 19603
(610) 478-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.625 par value	300,000	$16.875	$5,062,500	$360.96

(1)
This Registration Statement shall also cover an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock of QNB Corp. registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock pursuant to Rule 416.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). The proposed maximum offering price per share is based upon the average of the bid and ask prices per share for the registrant’s Common Stock as reported on the OTC Bulletin Board on December 29, 2009.

PROSPECTUS

QNB CORP.
300,000 Shares

Common Stock, Par Value $0.625 Per Share

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

This prospectus relates to shares of common stock, par value $0.625 per share, of QNB Corp., a Pennsylvania corporation, which may be offered and sold from time to time pursuant to the terms of the QNB Corp. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

The Plan provides participants with a convenient and economical method for investing cash dividends paid on our common stock in additional shares of our common stock. Eligible participants also will be able to buy additional shares with optional cash payments (maximum: $10,000 per quarter). This prospectus describes and constitutes our Dividend Reinvestment and Stock Purchase Plan.

Shares of common stock needed for the Plan may be purchased (i) on the open market, (ii) directly from QNB Corp. from authorized but unissued shares or (iii) purchased directly from QNB Corp. treasury shares.

Shares of our common stock are traded in the over-the-counter securities market under the symbol “QNBC.” The closing price of our common stock on December 29, 2009, was $16.75.

You may enroll in the Dividend Reinvestment and Stock Purchase Plan by completing the enclosed enrollment card and returning it to the plan administrator. We have appointed our stock transfer agent, Registrar and Transfer Company, to serve as the plan administrator.

We have registered 300,000 shares of our common stock for sale under the Plan. You should keep this prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The shares offered are our equity securities and are not savings accounts, deposits or other obligations of any bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The date of this prospectus is December 31, 2009

PROSPECTUS

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3

QNB CORP.	3

RISK FACTORS	3

DESCRIPTION OF THE PLAN	4

USE OF PROCEEDS	12

WHERE YOU CAN FIND MORE INFORMATION	12

LEGAL MATTERS	13

EXPERTS	13

FORWARD-LOOKING STATEMENTS	14

INDEMNIFICATION	14

We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The Plan is not available to any person to whom we may not legally offer it. The date of this prospectus is December 31, 2009. You should not assume that the information in this prospectus is still accurate as of any later date.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of the registration statement that we filed with the Securities and Exchange Commission relating to the offer and sale of shares of our common stock for the accounts of participants in our Dividend Reinvestment and Stock Purchase Plan. This prospectus provides you with the terms of the Plan. The registration statement can be read at the Securities and Exchange Commission Web site or at the Securities and Exchange Commissions office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean QNB Corp., Inc. and our subsidiary, QNB Bank.

QNB CORP.

QNB Corp. is the holding company for QNB Bank. The Bank is a Pennsylvania chartered bank based in Quakertown, Bucks County, Pennsylvania. The Bank operates under a state charter and provides full banking services. As a state bank, the Bank is subject to regulation by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. The Bank operates nine full-service community banking offices in Bucks, Montgomery and Lehigh counties in southeastern Pennsylvania. Our main office is located at 15 North Third Street, Quakertown, PA 18951, and our telephone number is (215) 538-5600.

RISK FACTORS

  There are risks and uncertainties involved with an investment in shares of our common stock. See the “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which we file with the Securities and Exchange Commission and incorporate by reference into this prospectus, for a discussion of the factors that should be considered in connection with such an investment.

DESCRIPTION OF THE PLAN

This Dividend Reinvestment and Stock Purchase Plan (the “Plan”) was adopted by our Board of Directors on December 15, 2009. The Plan will be in effect until amended, altered, or terminated. We have reserved 300,000 shares of our common stock for issuance and sale under the Plan pursuant to this prospectus. The Plan is set forth below as a series of questions and answers explaining its significant aspects.

Purpose and Advantages

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of our common stock and buying additional shares of our common stock without paying brokerage commissions. Also, the Plan provides us with a source of funds when the shares bought by Registrar and Transfer Company for participants are bought directly from us.

2.	What are the advantages of the Plan?

The Plan provides participants with the opportunity to reinvest cash dividends paid on all of their shares of our common stock in additional shares of our common stock. In addition, the Plan provides the following advantages:

•
The Plan provides eligible participants with the opportunity to make quarterly investments of optional cash amounts or automatic bank withdrawals, subject to minimum and maximum amounts, for the purchase of additional shares of our common stock (see questions 9 - 11).

•	Shares of common stock issued under the Plan may be purchased at a discount to the market price as determined under the Plan (which is based on an average of trailing bid and ask prices).

•	No brokerage commissions are paid by participants in connection with any purchase of shares made under the Plan.

•
All cash dividends paid on participants’ shares can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, also will be reinvested in additional shares, which will be credited to Plan accounts.

•	Periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplify participants’ record keeping.

•	The Plan Administrator provides for the safekeeping of stock certificates for shares credited to each Plan account.

Plan Administration

3.	Who administers the Plan for participants?

Registrar and Transfer Company, Cranford, New Jersey, our stock transfer agent (hereinafter referred to as the “Plan Administrator”), administers the Plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the Plan. Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. We may replace the Plan Administrator at any time within our sole discretion.

The Plan Administrator can be contacted at 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com, or by calling (800) 368-5948.

Participation

4.	Who is eligible to participate?

All holders of record of at least one share of common stock of QNB Corp. are eligible to participate in the Plan, unless otherwise determined by our Board of Directors. Beneficial owners of our common stock may participate in two ways. A beneficial owner may participate directly by becoming a record owner by having one or more shares of our common stock transferred into the beneficial owner’s name from that of the broker, bank or other nominee holding shares on behalf of the beneficial owner. Alternatively, a beneficial owner may seek to arrange with the beneficial owner’s broker, bank or other nominee to participate in the Plan on the beneficial owner’s behalf. The right to participate in the Plan is not transferable to another person apart from a transfer of a participant’s shares of common stock of QNB Corp. Stockholders who reside in jurisdictions in which it is unlawful for a stockholder to participate in the Plan, or in which QNB Corp. determines in its sole discretion that causing the Plan to comply with state law requirements would be onerous, are not eligible to participate in the Plan.

5.	How does an eligible stockholder participate?

To participate in the Plan, a stockholder of record must complete an Authorization Form and return it to the Plan Administrator. Copies of the Authorization Form may be obtained at any time by written request to the Registrar and Transfer Company, 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com, or by calling (800) 368-5948.

6.	When may an eligible stockholder join the Plan?

An eligible stockholder of record may enroll in the Plan at any time. If the Authorization Form is received by the Plan Administrator no fewer than five (5) business days before the record of date for a dividend payment, and the participant elects to reinvest the dividends in shares of QNB Corp. common stock, such reinvestment of dividends will begin with that dividend payment. Please note that the Plan does not represent any change in our dividend policy or a guarantee of the payment of any future dividends.

7.	What does the Authorization Form provide?

The Authorization Form allows you to indicate whether you want to reinvest dividends paid on all or a specified number of your shares of our common stock, with the option of purchasing additional stock with cash payments. The Authorization Form permits a stockholder to make optional cash purchases by automatic withdrawals from a personal bank account.

The Authorization Form also appoints the Plan Administrator as agent for each participant and directs the Plan Administrator to apply cash dividends and any optional cash payments an eligible participant might make to the purchase of shares of our common stock in accordance with the terms of the Plan.

8.	May a stockholder have dividends reinvested under the Plan with respect to less than all of the shares of common stock registered in the stockholder’s name?

Yes. A stockholder of record may reinvest only a portion of his or her cash dividends by indicating that on the Authorization Form under “Partial Dividend Investment.”

Optional Cash Payments

9.	How do optional cash payments work?

In order to be eligible to participate in the optional cash purchase feature of the Plan, a stockholder must be an owner of record of at least one share. If an eligible stockholder participant chooses to participate by optional cash payments, the Plan Administrator will apply any optional cash payment received by the Plan Administrator from the participant to the purchase of shares of our common stock for the participant’s account. Dividends payable on shares of our common stock purchased with optional cash payments will be automatically reinvested in shares of our common stock. The Plan is designed to preclude any person, organization, or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit.

10.	How are optional cash payments made?

A cash payment may be made by eligible participants when enrolling by enclosing a check for not less than $300 or more than $10,000 with the Authorization Form. Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Registrar and Transfer Company. Thereafter, optional cash payments may be made each quarter by either: (1) sending to the Plan Administrator the participant’s check for not less than $300 or more than $10,000, together with the account identification stub furnished by the Plan Administrator; or (2) automatic withdrawals from a bank account in an amount not less than $300 or more than $10,000.

The election to make optional cash payments is available to each eligible participant at any time. Optional cash payments by eligible participants must be at least $300 per calendar quarter and can not exceed a total of $10,000 in any quarter. The same amount of money need not be sent each quarter and there is no obligation to make optional cash payment at any time.

11.	When will optional cash payments received by the Plan Administrator be invested?

Optional cash payments will be invested on the Investment Date as defined in Question 12 below. Since no interest will be paid by us or the Plan Administrator on optional cash payments, participants are urged to make optional cash payments shortly before the Investment Date. Optional cash payments of at least $300 and not more than $10,000 must be received at least five (5) business days and not more than thirty (30) calendar days before the Investment Date. It is currently anticipated that automatic withdrawals to make optional cash payments will be made on the 10th day of March, June, September, or December, or if that day is not a business day, on the next business day.

Eligible participants may request in writing that the Plan Administrator return all or a portion of their uninvested optional cash payments at any time up to two (2) business days before the Investment Date. Optional cash payments do not constitute deposits or savings accounts and are not insured by the FDIC or any government agency.

Purchases

12.	How will purchases me made?

Shares of common stock of QNB Corp. needed to fund the Plan may be:

(i) acquired by the Plan Administrator on the open market;

(ii) issued directly by QNB Corp. from authorized but unissued shares;

(iii) issued directly by QNB Corp. from treasury shares; or

(iv) any combination of (i) through (iii) above, at QNB Corp.’s discretion.

Open market purchases under the Plan will be made during each calendar quarter on each “Investment Date,” which will be the first business day following a dividend payment date or as soon as practicable thereafter. Purchases of shares of common stock will be made at the direction of the Plan Administrator or its selected broker/dealer. Such purchases will be made in accordance with applicable state and federal securities laws and regulations. No interest or earnings will be paid by the Plan Administrator on dividend payments pending their investment in shares of QNB Corp. common stock.

To the extent we fund the Plan with shares of our common stock issued directly by us from authorized but unissued shares or treasury shares, the dividends payable to participants will be retained by us as a consideration for such shares.

In the event applicable law or the closing of securities markets requires temporary curtailment or suspension of open market purchases of the shares of QNB Corp. common stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If shares of QNB Corp. common stock are not available for purchase for a period of longer than 30 days from the prior dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant’s account.

13.	How many shares of common stock will be purchased for participants?

The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant’s cash dividend (and any optional cash payment) and the purchase price of shares of QNB Corp. common stock. Each participant’s account will be credited with that number of shares (including fractional shares computed to four (4) decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to four (4) decimal places).

14.	What will be the price of shares of common stock purchased under the Plan?

In making purchases of shares of QNB Corp. common stock for a participant’s account associated with each Investment Date, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan. With respect to shares purchased on the open market, the prices of shares of QNB Corp. common stock purchased for participants under the Plan for each Investment Date will be equal to the average price of all shares of the common stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan. With respect to shares purchased directly from QNB Corp., the price of such shares will be the average of closing bid price and ask price of shares of common stock of QNB Corp. for the trailing 10 days immediately preceding the applicable Investment Date. With respect to shares issued directly by QNB Corp., we may issue the shares at a discount to the price as so determined. Initially, we intend to issue the shares under the Plan at a 5% discount to this market price. The Company reserves the right to change or eliminate the discount. The Plan Administrator shall have no responsibility with respect to the market value of the shares of QNB Corp. common stock acquired under the Plan for participant accounts. QNB Corp. will bear all costs of administering the Plan, except as described under Question 16 below.

15.	How are dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested.

Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until the participant elects in writing to terminate participation in the Plan.

Cost To Participants

16.	Are there any expenses to participants in connection with purchases under the Plan?

No brokerage fees will be charged to you in connection with the Plan.

The participant will pay the Plan Administrator a fee of $10.00 to withdraw all or part of your shares from the Plan and receive a stock certificate.

The participant will pay the Plan Administrator a fee of $5.00 to deposit certificates for safekeeping.

At present, all other costs of administration of the Plan will be borne by us; provided, however, that we or the Plan Administrator may, in our discretion and with prior written notice to you, require the payment of a service fee in connection with any Plan transaction (including, without limitation, the deposit of certificates, the reinvestment of dividends, the investment of voluntary cash contributions and the issuance of a stock certificate). We or the Plan Administrator may in our discretion, at any time and from time to time, and with prior written notice to you modify the fees charged in connection with Plan transactions.

Reports to Participants

17.	How will participants be advised of their purchases of shares of common stock?

As soon practicable after each purchase, each participant will receive an account statement from the Plan Administrator. These statements are the participant’s continuing record of the purchase price of the shares of QNB Corp. common stock acquired and the number of shares acquired, and should be retained for tax purposes. Participants also will receive, from time to time, communications sent to all record holders of shares of QNB Corp. common stock.

Dividends

18.	Will participants be credited with dividends on shares held in their account under the Plan?

Yes. The participant’s account will be credited with dividends paid on whole shares and fractional shares credited to the participant’s account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of QNB Corp. common stock.

Depositing and Receiving Certificates

19.	Will stock certificates be issued for shares of common stock purchased?

The Plan Administrator will hold all shares of common stock purchased under the Plan in the name of its nominee. Normally, certificates for shares of QNB Corp. common stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant’s account statement.

The participant may receive certificates for whole shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be reinvested in additional shares of common stock. Any undistributed shares will continue to be reflected in the participant’s account. No certificates representing fractional shares will be issued.

Accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they entered the Plan. Additional certificates for whole shares will be similarly registered when issued.

20.	Can a participant deliver common stock certificates to be credited to the participant’s Plan account for safekeeping?

As an additional service to Plan participants, you may deposit certificates for shares of QNB Corp. common stock held by you with the Plan administrator for safekeeping. If you wish to use this service, you should send your stock certificates to the Plan Administrator at the address set forth in Question 5. A service fee of $5 is charged by the Plan Administrator for each deposit of one or more certificates.

A personal check for $5, drawn from a U.S. bank in U.S. currency, made payable to Registrar and Transfer Company must accompany the request. Delivery of certificates is at your risk and, for delivery by mail, insured registered mail with return receipt requested is recommended. The receipt of any shares delivered for safekeeping will be shown on your account statement. Participating stockholders may withdraw their shares from the Plan Administrator’s custody at any time by requesting in writing that a certificate be issued for some or all of the full shares held by it.

21.	Can a shareholder pledge Plan shares?

No. You cannot pledge or grant a security interest in your Plan shares unless certificates representing the shares have been issued by the Plan Administrator.

Sale of Shares from the Plan

22.	Can I sell shares through the Plan?

You may not sell Plan Shares through the Plan. If you wish to sell any shares, you must either withdraw the shares to be sold from your Plan account or completely terminate your participation in the Plan and receive shares as a result. See Question 19 above – “Will stock certificates be issued for shares of common stock purchased?” and Question 23 below – “How do I terminate participation in the Plan?”

Termination of Participation

23.	How do I terminate participation in the Plan?

You may terminate participation in the Plan at any time by giving written notice to the Plan Administrator. Within five (5) days after the date on which such notice is received by the Plan Administrator, the Plan Administrator will issue to you: (i) a certificate for all whole shares held in your Plan account, (ii) a check representing any uninvested dividends and voluntary cash contributions, and (iii) a check in lieu of the issuance of a fractional share, equal to the fractional shares from your Plan account multiplied by the fair market value per share of the common stock as of the most recent investment date.

Other Information

24.	What happens if QNB Corp. issues a stock dividend or declares a stock split?

Any shares representing stock dividends or stock splits distributed by QNB Corp. on shares credited to the account of a participant under the Plan will be added to the participant’s account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to stockholders who are not participating in the Plan.

25.	How will participant’s shares held under the Plan be voted at meetings of stockholders?

Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his or her other shares in QNB Corp. and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of common stock held by the Plan to the participating stockholder.

Where no instructions are received from a participant with respect to a participant’s shares held under the Plan, or otherwise, such shares shall not be voted unless the participant votes such shares in person.

26.	What are the income tax consequences of participation in the Plan?

In general, a participant in the Plan has the same Federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend date, a dividend in the amount equal to the “value” of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. For purposes of the preceding sentence, (i) in the case of open market purchases, the “value” of the shares will be equal to the average price described in Question 14 above and (ii) in the case of shares acquired from QNB Corp., the “value” of the shares will be determined in a manner consistent with IRS rules in effect from time to time. (A prospective participant should note that the Plan’s formula for fixing the price of shares purchased from QNB Corp. as described in Question 14 does not necessarily qualify as the “value” of those shares for tax reporting purposes because that price reflects an historical average price rather than a current price at the time of the dividend payment.) In addition, any brokerage commissions and service charges paid by QNB Corp. on behalf of the participant are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed with the Internal Revenue Service, a copy of which will be sent to the participant.

The cost basis of each share of common stock credited to a participant’s account pursuant to the dividend reinvestment aspect of the Plan is the amount taxable to the participant as dividend income plus any optional cash investment, and the holding period for such shares begins on the day following the Investment Date. The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or a loss when shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant’s withdrawal from the Plan.

All participants are advised to consult with their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan.

27.	What are the responsibilities of QNB Corp. under the Plan?

QNB Corp. and the Plan Administrator in administering the Plan, will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or judicially declared incompetence or with respect to the prices at which shares are purchased for the participant’s account, the times that such purchases are made, any loss or fluctuation in the market value after the purchase of the shares, or with respect to any sales of shares of common stock made under the Plan on behalf of the participant.

28.	Who bears the risk of market price fluctuations in the shares of common stock?

A participant’s investment in shares acquired under the Plan is no different from direct investment in shares of common stock of QNB Corp. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither QNB Corp. nor the Plan Administrator makes any representations with respect to the future value of the shares of QNB Corp. common stock purchased under the Plan. The participant should recognize that QNB Corp., the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of QNB Corp. common stock purchased under the Plan. The shares of common stock purchased in accordance with the Plan do not constitute savings accounts or deposits issued by a savings institution or bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

29.	May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified or terminated at any time by our Board of Directors without the approval of the participants. Thirty (30) calendar days notice of any suspension, termination or amendment or modification that would have a material adverse effect on the participants’ rights under the Plan will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

QNB Corp. or the Plan Administrator may terminate a stockholder’s individual participation in the Plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of whole shares held for the participant under the Plan and a check for any fractional share.

30.	Interpretation of the Plan

The Plan, the Authorization Form and the participant’s accounts shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable state and federal securities laws.  Any question of interpretation arising under the Plan shall be determined by our Board of Directors pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities.  Such determination shall be final and binding on all participants.  We may adopt rules and regulations at any time to facilitate the administration of the Plan.

USE OF PROCEEDS

To the extent shares of common stock used to fund the Dividend Reinvestment and Stock Purchase Plan are purchased on the open market, there will be no proceeds to us from the purchase of shares.  The net proceeds to us from the sale of newly issued shares of common stock (or from treasury shares) issued under the Plan will be used for general corporate purposes, which may include investments at the holding company level, investments in or extensions of credit to our banking subsidiary. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds. We do not know precisely the number of shares that may ultimately be sold pursuant to the Plan or the prices at which these shares will be sold, and therefore we cannot determine the amount of proceeds that will be generated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Our public filings are also available on the Internet site maintained by the SEC (www.sec.gov).

We have filed with the SEC a Registration Statement on Form S-3 that registers the shares of our common stock being offered pursuant to this prospectus. This prospectus is part of that Registration Statement. The Registration Statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document.

The following documents, which we filed with the SEC (File No. 0-17706), are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009;

•	Current Reports on Form 8-K filed on February 9, 2009, October 2, 2009, November 25, 2009 and December 23, 2009; and

•
the description of the our Common Stock which appears in our Prospectus filed on or about August 4, 1989, which forms a part of our Registration Statement on Form 8-A, Registration No. 0-17706, and our Report on Form 10-C filed on June 15, 1994.

We also incorporate by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this prospectus and before the termination of the Plan; provided, however, that we are not incorporating any information deemed furnished and not filed in any Current Report on Form 8-K. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to the documents unless the exhibits are specifically incorporated in this prospectus by reference). Your request should be directed to the Corporate Secretary, QNB Corp., P.O. Box 9005, Quakertown, PA, 18951 (telephone number is 215-538-5600).

LEGAL MATTERS

The legality of the issuance of the shares of common stock offered hereby will be passed upon for QNB Corp. by Stevens & Lee, P.C., 111 North Sixth Street, Reading, Pennsylvania 19603.

EXPERTS

The consolidated financial statements of QNB Corp. as of December 31, 2008 and 2007 and for each of the two years in the period ended December 31, 2008 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of Beard Miller Company LLP, the predecessor to ParenteBeard LLC and an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

On October 1, 2009, Beard Miller Company LLP combined its accounting and auditing practice with ParenteBeard LLC. As a result, Beard Miller Company LLP ceased to be the auditor for the Company and ParenteBeard LLC was engaged as the Company's auditors on October 1, 2009.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. The U.S. Private Securities Litigation Reform Act of 1995 provides safe harbor in regard to the inclusion of forward-looking statements in this document and documents incorporated by reference.

You should note that many factors, some of which are discussed elsewhere in this document and in the documents that are incorporated by reference, and including the risk factors identified in Item 1A of our 2008 Form 10-K, could affect our future financial results and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document. These factors include, but are not limited, to the following:

•	Volatility in interest rates and shape of the yield curve;

•	Credit risk;

•	Liquidity risk;

•	Operating, legal and regulatory risks;

•	Economic, political and competitive forces affecting our line of business;

•
The risk that the Federal Deposit Insurance Corporation (FDIC) could levy additional insurance assessments on all insured institutions in order to replenish the Deposit Insurance Fund based on the level of bank failures in the future; and

•	The risk that the analysis of these risks and forces could be incorrect, and/or that the strategies developed to address them could be unsuccessful.

We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements.  We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date of this prospectus, even if subsequently made available by us on our web site or otherwise, and we advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected. Except as required by law, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

INDEMNIFICATION

Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania, our certificate of incorporation and our bylaws.  We also have directors’ and officers’ liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses which may be incurred by the Company in connection with the issuance and distribution of shares of Common Stock pursuant to the Prospectus contained in this Registration Statement and which will be paid by the Company.

Securities and Exchange Commission registration fee	$361

Accounting fees and expenses	3,000

Legal fees and expenses	5,000

Printing and mailing	3,620

Transfer agent fees and expenses	1,025

Total	$13,006

Item 15.  Indemnification of Directors and Officers.

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The organizational documents of QNB Corp. provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by QNB Corp.

Item 16.  Exhibits.

The following is a list of exhibits filed as part of the Registration Statement:

5.1	Opinion of Stevens & Lee, P.C.

23.1	Consent of ParenteBeard LLC

23.2	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Quakertown, Pennsylvania on December 15, 2009.

QNB CORP.

/s/ Thomas J. Bisko
Thomas J. Bisko
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Bisko, Bret H. Krevolin or David W. Swartz, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Thomas J. Bisko	President and Chief Executive Officer	December 15, 2009
Thomas J. Bisko

/s/ Bret H. Krevolin	Chief Financial Officer and Principal	December 15, 2009
Bret H. Krevolin	Financial and Accounting Officer

/s/ Kenneth F. Brown, Jr.	Director	December 15, 2009
Kenneth F. Brown, Jr.

/s/ Dennis Helf	Director, Chairman	December 15, 2009
Dennis Helf

/s/ G. Arden Link	Director	December 15, 2009
G. Arden Link

/s/ Charles M. Meredith, III	Director	December 15, 2009
Charles M. Meredith, III

/s/ Anna Mae Papso	Director	December 15, 2009
Anna Mae Papso

/s/ Gary S. Parzych	Director	December 15, 2009
Gary S. Parzych

/s/ Bonnie Rankin	Director	December 15, 2009
Bonnie Rankin

	Director	December 15, 2009
Henry L. Rosenberger

/s/ Edgar L. Stauffer	Director	December 15, 2009
Edgar L. Stauffer

EXHIBIT INDEX

Exhibit No.	Exhibit

5.1	Opinion of Stevens & Lee, P.C.

23.1	Consent of ParenteBeard LLC

23.2	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)